Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of VillageEDOCS (the "Company") on Form SB-2 of our report dated January 27, 2005 related to the consolidated financial statements of Phoenix Forms, Inc. d/b/a/ Resolutions as of December 31, 2004, and for the period February 29, 2004 (Inception) through December 31, 2004.  We also consent to the use of Babush, Neiman, Kornman & Johnson, LLP's name as it appears under the caption "Experts."

                                                                                                BABUSH, NEIMAN, KORNMAN & JOHNSON, LLP

Atlanta, GA

August 8, 2005